UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Medtronic Global Holdings S.C.A.

(Exact name of registrant as specified in its charter)

Luxembourg	98-1202865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40, Avenue Monterey, L-2163 Luxembourg Grand Duchy of Luxembourg
(Address of principal executive offices)	(Zip Code)

Medtronic plc

(Exact name of registrant as specified in its charter)

Ireland	98-1183488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 On Hatch, Lower Hatch Street Dublin 2 Ireland
(Address of principal executive offices)	(Zip Code)

Medtronic, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-0793183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota	55432
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.625% Senior Notes due 2025	New York Stock Exchange LLC
3.000% Senior Notes due 2028 3.125% Senior Notes due 2031 3.375% Senior Notes due 2034

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-236739

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Medtronic Global Holdings, S.C.A. (“Medtronic Luxco”), Medtronic Public Limited Company (“Medtronic plc”), and Medtronic, Inc. (“Medtronic, Inc.” and together with Medtronic Luxco and Medtronic plc, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated September 15, 2022 (the “Prospectus Supplement”), and the accompanying prospectus, dated February 28, 2020 (the “Base Prospectus”). The Prospectus Supplement relates to the issuance and sale by Medtronic Luxco of €500,000,000 principal amount of its 2.625% Senior Notes due 2025 (the “2025 Notes”), €1,000,000,000 principal amount of its 3.000% Senior Notes due 2028 (the “2028 Notes”), €1,000,000,000 principal amount of its 3.125% Senior Notes due 2031 (the “2031 Notes”) and €1,000,000,000 principal amount of its 3.375% Senior Notes due 2034 (the “2034 Notes”, and together with the 2025 Notes, the 2028 Notes and the 2031 Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed by Medtronic plc and Medtronic, Inc. The Base Prospectus forms a part of the Registrants’ Registration Statement on Form S-3 (File No. 333-236739), filed with the Commission on February 28, 2020.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities of Medtronic Global Holdings S.C.A.” in the Base Prospectus. Copies of such descriptions will be filed with the New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Base Indenture, dated as of as March 28, 2017, among Medtronic Global Holdings S.C.A., Medtronic, Inc. and Medtronic plc and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, N.A.), as trustee (“Medtronic Luxco Senior Indenture”) (incorporated by reference to Exhibit 4.1 to Medtronic plc’s Form 8-K, filed on March 28, 2017)

4.2	Fifth Supplemental Indenture to Medtronic Luxco Senior Indenture, dated as of September 21, 2022, among Medtronic Global Holdings S.C.A., Medtronic, Inc. and Medtronic plc, Computershare Trust Company, N.A., as trustee, and Elavon Financial Services DAC (incorporated by reference to Exhibit 4.1 to Medtronic plc’s Form 8-K, filed on September 21, 2022)

4.3	Agency Agreement, dated as of September 21, 2022, between Medtronic Global Holdings S.C.A, Computershare Trust Company, N.A., as trustee, Elavon Financial Services DAC, as paying agent, and U.S. Bank N.A., as transfer agent and registrar

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDTRONIC GLOBAL HOLDINGS S.C.A.,
a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP S.à.r.l. its general partner, in turn acting by

By:	/s/ Erik De Gres
Name:	Erik De Gres
Title:	Managing Director and authorized signatory

MEDTRONIC PUBLIC LIMITED COMPANY

By:	/s/ Karen Parkhill
Name:	Karen Parkhill
Title:	Executive Vice President and Chief Financial Officer

MEDTRONIC, INC.

By:	/s/ Karen Parkhill
Name:	Karen Parkhill
Title:	Executive Vice President and Chief Financial Officer

Dated: September 21, 2022